CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Non-Qualified Stock Options Granted Pursuant to Executive Employment and Compensation Contracts, Amended and Restated 1991 Non-Qualified Celerity Solutions, Inc. (formerly Capitol Multimedia, Inc.) Employee Stock Option Plan and the Amended and Restated 1992 Non-Qualified Stock Option Plan For Non-Employee Directors of our report dated May 22, 1997, with respect to the consolidated financial statements of Celerity Solutions, Inc. (formerly Capitol Multimedia, Inc.) included in its Annual Report (Form 10-KSB) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP

Boston, Massachusetts
September 15, 1997